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                                                                    Exhibit 11.1

                ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
          For the Quarters Ended January 25, 1998 and January 31, 1999

                                  (Unaudited)
                     (In Thousands, Except per Share Data)



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

                                                                                  January 25,           January 31,
                                                                                     1998                   1999
                                                                                -------------           -----------
Shares:
     Weighted average common shares outstanding                                         6,693                 6,932

     Net common shares issuable on exercise of
        stock options                                                                     132                     2
                                                                                -------------           -----------
Weighted average common and common equivalent
   shares outstanding                                                                   6,825                 6,934
                                                                                =============           ===========

Net income                                                                             $  397                $  504
                                                                                =============           ===========
Basic and Diluted Net Income Per Share:
         Basic                                                                         $ 0.06                $ 0.07
                                                                                =============           ===========
         Diluted                                                                       $ 0.06                $ 0.07
                                                                                =============           ===========
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